Exhibit 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
January 29, 2013	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares, Inc. Announces Increased Earnings

WASHINGTON, D.C. and CHARLESTON, WV — United Bankshares, Inc. (NASDAQ: UBSI), today reported an increase in earnings for the fourth quarter and the year of 2012 as compared to the fourth quarter and year of 2011. Earnings for the fourth quarter of 2012 were $21.2 million or $0.42 per diluted share, up 5% from earnings of $20.3 million or $0.40 per diluted share for the fourth quarter of 2011. Earnings for the year of 2012 were $82.6 million or $1.64 per diluted share, an increase of 9% from earnings of $75.6 million or $1.61 per diluted share for the year of 2011.

“The year 2012 was another successful year for United,” stated Richard M. Adams, United’s Chairman of the Board and Chief Executive Officer. “Earnings rose from 2011 while the dividend to shareholders was increased for the 39th consecutive year. Only one other major banking company in the USA has achieved such a dividend record.”

Fourth quarter of 2012 results produced a return on average assets of 1.01% and a return on average equity of 8.44%. For the year of 2012, United’s return on average assets was 0.98% while the return on average equity was 8.35%. United’s annualized returns on average assets and average equity were 0.94% and 8.17%, respectively, for the fourth quarter of 2011 while the returns on average assets and average equity was 0.97% and 8.50%, respectively, for the year of 2011.

The results for the fourth quarter and year of 2012 included noncash, before-tax, other-than-temporary impairment charges of $2.0 million and $7.4 million, respectively, on certain investment securities. In comparison, the results for the fourth quarter and year of 2011 included noncash, before-tax, other-than-temporary impairment charges of $6.3 million and $20.4 million, respectively, on certain investment securities. Also included in the results for the year of 2012 was an accrual of $3.3 million with respect to a settlement of claims asserted in class actions against United Bank, Inc. of West Virginia. In addition, United completed its acquisition of Centra Financial Holdings, Inc. (Centra) during the third quarter of 2011. As a result, comparisons for the year of 2012 to the year of 2011 are impacted by increased levels of average balances, income, and expense due to the acquisition. At consummation, Centra had assets of approximately $1.3 billion, loans of $1.0 billion, deposits of $1.1 billion and shareholders’ equity of $131 million.

United’s asset quality continues to outperform its peers. United’s percentage of nonperforming loans to loans, net of unearned income of 1.43% at December 31, 2012 compares favorably to the most recently reported percentage of 2.86% at September 30, 2012 for United’s Federal Reserve peer group. At December 31, 2012, nonperforming loans were $92.8 million, up from nonperforming loans of $79.7 million or 1.28% of loans, net

United Bankshares, Inc. Announces…

January 29, 2013

Page Two

of unearned income, at December 31, 2011. During the third quarter of 2012, loans totaling $20.5 million to two commercial customers were placed on nonaccrual status. The loss potential on these loans has been properly evaluated and allocated within the company’s allowance for loan losses. As of December 31, 2012, the allowance for loan losses was $73.9 million or 1.13% of loans, net of unearned income, which was comparable to $73.9 million or 1.19% of loans, net of unearned income, at December 31, 2011. Total nonperforming assets of $142.3 million, including OREO of $49.5 million at December 31, 2012, represented 1.69% of total assets which also compares favorably to the most recently reported percentage of 2.21% at September 30, 2012 for United’s Federal Reserve peer group.

United continues to be well-capitalized based on all regulatory guidelines. United’s estimated risk-based capital ratio is 13.7% at December 31, 2012 while its Tier I capital and leverage ratios are 12.4% and 10.6%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10%, a Tier I capital ratio of 6% and a leverage ratio of 5%.

Tax-equivalent net interest income for the fourth quarter of 2012 was $71.3 million, a decrease of $2.4 million or 3% from the fourth quarter of 2011 due mainly to a decrease in the average yield on earning assets. The fourth quarter of 2012 average yield on earning assets decreased 22 basis points from the fourth quarter of 2011. In addition, average earning assets decreased $142.9 million or 2% from the fourth quarter of 2011 as average short-term investments and average investment securities declined $270.3 million and $83.8 million, respectively. Average net loans did increase $211.2 million or 3% for the fourth quarter of 2012 from the fourth quarter of 2011 partially offsetting the decreases in average short-term investments and investment securities. Partially offsetting the decreases to tax-equivalent net interest income for the fourth quarter of 2012 was a decline of 20 basis points in the average cost of funds as compared to the fourth quarter of 2011. The net interest margin for the fourth quarter of 2012 was 3.83%, which was a decrease of 5 basis points from a net interest margin of 3.88% for the fourth quarter of 2011.

Tax-equivalent net interest income for the year of 2012 was $284.1 million, an increase of $16.8 million or 6% from the year of 2011. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Centra acquisition. Average earning assets increased $553.6 million or 8% from the year of 2011. Average net loans increased $600.9 million or 11% for the year of 2012. In addition, the average cost of funds declined 22 basis points from the year of 2011. Partially offsetting the increases to tax-equivalent net interest income for the year of 2012 was a decline of 25 basis points in the average yield on earning assets as compared to the year of 2011. The net interest margin for the year of 2012 was 3.81%, which was a decrease of 6 basis points from a net interest margin of 3.87% for the year of 2011.

On a linked-quarter basis, United’s tax-equivalent net interest income for the fourth quarter of 2012 was flat from the third quarter of 2012, decreasing $262 thousand or less than 1% due mainly to a decrease in the average yield on earning assets. The fourth quarter of 2012 average yield on earning assets decreased 11 basis points while the average cost of funds decreased 9 basis points from the third quarter of 2012. Average earning assets were flat during the quarter as average net loans grew $101.4 million while average short-term investments and average investment securities decreased $54.5 million and $8.0 million, respectively. The net interest margin of 3.83% for the fourth quarter of 2012 was a decrease of 4 basis points from the net interest margin of 3.87% for the third quarter of 2012.

United Bankshares, Inc. Announces…

January 29, 2013

Page Three

For the quarters ended December 31, 2012 and 2011, the provision for loan losses was $5.9 million and $4.3 million, respectively, while the provision for the year of 2012 was $17.9 million as compared to $17.1 million for the year of 2011. Net charge-offs were $5.8 million and $17.8 million for the fourth quarter and year of 2012, respectively, as compared to $3.9 million and $16.3 million for the same time periods in 2011. Annualized net charge-offs as a percentage of average loans were 0.36% and 0.28% for the fourth quarter and year of 2012, respectively. United’s most recently reported Federal Reserve peer group’s net charge-offs to average loans percentage was 0.64% for the third quarter of 2012.

Noninterest income for the fourth quarter of 2012 was $16.7 million, which was an increase of $4.9 million from the fourth quarter of 2011. Included in noninterest income for the fourth quarter of 2012 were noncash, before-tax, other-than-temporary impairment charges of $2.0 million on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $6.3 million on certain investment securities for the fourth quarter of 2011. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the fourth quarter of 2012 would have increased $275 thousand or 2% from the fourth quarter of 2011. This increase for the fourth quarter of 2012 was due primarily to increases of $362 thousand in income from trust and brokerage services due to increases in volume and the value of assets under management and $469 thousand in mortgage banking income due to increased production and sales of mortgage loans in the secondary market. Partially offsetting these increases was a decrease of $524 thousand in fees from deposit services.

Noninterest income for the year of 2012 was $66.3 million, which was an increase of $15.5 million from the year of 2011. Included in noninterest income for the year of 2012 were noncash, before-tax, other-than-temporary impairment charges of $7.4 million on certain investment securities as compared to noncash, before-tax, other-than-temporary impairment charges of $20.4 million on certain investment securities for the year of 2011. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the year of 2012 would have increased $3.6 million or 5% from the year of 2011. This increase for the year of 2012 was due primarily to increases of $2.5 million in income from trust and brokerage services due to increases in volume and the value of assets under management and $1.5 million in mortgage banking income due to increased production and sales of mortgage loans in the secondary market.

On a linked-quarter basis, noninterest income for the fourth quarter of 2012 was flat from the third quarter of 2012, increasing $111 thousand or less than 1%. Included in the results for the fourth quarter of 2012 and third quarter of 2012 were noncash, before-tax, other-than-temporary impairment charges of $2.0 million and $2.3 million, respectively. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income would have decreased $337 thousand or 2% on a linked-quarter basis due primarily to a decrease of $492 thousand in income from trust and brokerage services due to a decrease in volume.

United Bankshares, Inc. Announces…

January 29, 2013

Page Four

Noninterest expense for the fourth quarter of 2012 was $49.3 million, a decrease of $756 thousand or 2% from the fourth quarter of 2011. Merger expenses of $744 thousand related to the acquisition of Centra was included in the results for the fourth quarter of 2011. In addition, equipment expense for the fourth quarter of 2012 declined $728 thousand due to lower amounts of maintenance and depreciation expense. Partially offsetting these amounts were increases of $516 thousand and $404 thousand in employee compensation and benefits expense, respectively.

Noninterest expense for the year of 2012 was $204.7 million, an increase of $20.6 million or 11% from the year of 2011 as employee compensation increased $6.8 million due to additional employees from the Centra merger and employee benefits increased $3.8 million due mainly to an increase in pension costs. In addition, the increase was partially due to the previously mentioned litigation settlement accrual. The remainder of the increase in noninterest expense from the year of 2011 was due mainly to the additional offices and equipment from the Centra merger.

On a linked-quarter basis, noninterest expense for the fourth quarter of 2012 decreased $4.6 million or 9% from the third quarter of 2012. This decrease was due primarily to the litigation settlement accrual in the third quarter. In addition, data processing fees declined $666 thousand as United completed its conversion to a new servicer.

During the fourth quarter of 2012, United’s Board of Directors declared a cash dividend of $0.31 per share. The 2012 dividend of $1.24 per share represented the 39th consecutive year of dividend increases for United shareholders.

United has consolidated assets of approximately $8.4 billion with 115 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its December 31, 2012 consolidated financial statements on Form 10-K. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of December 31, 2012 and will adjust amounts preliminarily reported, if necessary.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Year Ended
	December 31 2012	December 31 2011	December 31 2012	December 31 2011
EARNINGS SUMMARY:
Interest income, taxable equivalent (non-GAAP)	$81,300	$87,261	$330,310	$323,109
Interest expense	9,996	13,537	46,190	55,794
Net interest income, taxable equivalent (non-GAAP)	71,304	73,724	284,120	267,315
Taxable equivalent adjustment	1,632	1,732	6,413	6,587
Net interest income (GAAP)	69,672	71,992	277,707	260,728
Provision for loan losses	5,947	4,268	17,862	17,141
Noninterest income	16,745	11,874	66,292	50,837
Noninterest expenses	49,273	50,029	204,656	184,048
Income taxes	9,983	9,312	38,874	34,766
Net income	$21,214	$20,257	$82,607	$75,610

PER COMMON SHARE:
Net income:
Basic	$0.42	$0.40	$1.64	$1.62
Diluted	0.42	0.40	1.64	1.61
Cash dividends	$0.31	$0.31	1.24	1.21
Book value			19.74	19.29
Closing market price			$24.34	$28.27
Common shares outstanding:
Actual at period end, net of treasury shares			50,276,573	50,212,948
Weighted average – basic	50,276,137	50,207,410	50,265,620	46,803,432
Weighted average – diluted	50,294,593	50,235,812	50,298,019	46,837,363

FINANCIAL RATIOS:
Return on average assets	1.01%	0.94%	0.98%	0.97%
Return on average shareholders’ equity	8.44%	8.17%	8.35%	8.50%
Average equity to average assets	11.97%	11.56%	11.78%	11.44%
Net interest margin	3.83%	3.88%	3.81%	3.87%

	December 31 2012	December 31 2011	December 31 2010	September 30 2012
PERIOD END BALANCES:
Assets	$8,420,013	$8,451,470	$7,155,719	$8,381,378
Earning assets	7,459,217	7,492,400	6,334,914	7,426,785
Loans, net of unearned income	6,511,416	6,230,777	5,260,326	6,422,613
Loans held for sale	17,762	3,902	6,869	12,905
Investment securities	729,402	824,219	794,715	766,713
Total deposits	6,752,986	6,819,010	5,713,534	6,753,924
Shareholders’ equity	992,251	968,844	793,012	988,429

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended
	December	December	September	June	March
	2012	2011	2012	2012	2012
Interest & Loan Fees Income (GAAP)	$79,668	$85,529	$81,336	$81,105	$81,788
Tax equivalent adjustment	1,632	1,732	1,552	1,560	1,669

Interest & Fees Income (FTE) (non-GAAP)	81,300	87,261	82,888	82,665	83,457
Interest Expense	9,996	13,537	11,322	12,050	12,822

Net Interest Income (FTE) (non-GAAP)	71,304	73,724	71,566	70,615	70,635

Provision for Loan Losses	5,947	4,268	4,346	3,436	4,133

Non-Interest Income:
Fees from trust & brokerage services	3,678	3,316	4,170	4,013	3,984
Fees from deposit services	10,606	11,130	10,521	10,393	10,312
Bankcard fees and merchant discounts	745	643	866	738	647
Other charges, commissions, and fees	539	559	513	600	577
Income from bank owned life insurance	1,248	1,339	1,247	1,255	1,289
Mortgage banking income	851	382	819	483	318
Other non-interest revenue	818	841	686	648	658
Net other-than-temporary impairment losses	(2,002)	(6,286)	(2,255)	(1,742)	(1,377)
Net gains (losses) on sales/calls of investment securities	262	(50)	67	199	(82)

Total Non-Interest Income	16,745	11,874	16,634	16,587	16,326

Non-Interest Expense:
Employee compensation	18,272	17,756	17,258	17,965	17,907
Employee benefits	4,892	4,488	5,271	5,823	5,192
Net occupancy	5,005	5,018	5,060	5,321	5,042
Data processing	3,009	3,019	3,675	2,639	3,209
Amortization of intangibles	669	832	697	724	762
OREO expense	1,908	1,879	2,160	2,160	2,328
FDIC expense	1,525	1,496	1,489	1,495	1,555
Other expenses	13,993	15,541	18,259	15,125	14,267

Total Non-Interest Expense	49,273	50,029	53,869	51,252	50,262

Income Before Income Taxes (FTE) (non-GAAP)	32,829	31,301	29,985	32,514	32,566

Tax equivalent adjustment	1,632	1,732	1,552	1,560	1,669

Income Before Income Taxes (GAAP)	31,197	29,569	28,433	30,954	30,897

Taxes	9,983	9,312	9,099	9,905	9,887

Net Income	$21,214	$20,257	$19,334	$21,049	$21,010

MEMO: Effective Tax Rate	32.00%	31.49%	32.00%	32.00%	32.00%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Year Ended
	December	December	December	December
	2012	2011	2010	2009
Interest & Loan Fees Income (GAAP)	$323,897	$316,522	$323,382	$365,845
Tax equivalent adjustment	6,413	6,587	5,906	11,199

Interest & Fees Income (FTE) (non-GAAP)	330,310	323,109	329,288	377,044
Interest Expense	46,190	55,794	85,196	120,374

Net Interest Income (FTE) (non-GAAP)	284,120	267,315	244,092	256,670

Provision for Loan Losses	17,862	17,141	13,773	46,065

Non-Interest Income:
Fees from trust & brokerage services	15,845	13,343	13,637	13,065
Fees from deposit services	41,832	42,110	39,220	40,289
Bankcard fees and merchant discounts	2,996	2,572	4,786	4,155
Other charges, commissions, and fees	2,229	1,849	1,918	1,906
Income from bank owned life insurance	5,039	5,286	4,673	3,416
Mortgage banking income	2,471	952	662	608
Other non-interest revenue	2,810	3,563	5,116	5,236
Net other-than-temporary impairment losses	(7,376)	(20,414)	(9,815)	(15,020)
Net gains on sales/calls of investment securities	446	1,576	2,006	315

Total Non-Interest Income	66,292	50,837	62,203	53,970

Non-Interest Expense:
Employee compensation	71,402	64,611	60,564	58,901
Employee benefits	21,178	17,358	16,749	19,192
Net occupancy	20,428	18,596	17,246	17,018
Data processing	12,532	11,637	10,820	10,880
Amortization of intangibles	2,852	2,429	1,884	2,561
OREO expense	8,556	7,008	11,131	5,487
FDIC expense	6,064	8,468	9,684	9,177
Other expenses	61,644	53,941	54,134	51,911

Total Non-Interest Expense	204,656	184,048	182,212	175,127

Income Before Income Taxes (FTE) (non-GAAP)	127,894	116,963	110,310	89,448

Tax equivalent adjustment	6,413	6,587	5,906	11,199

Income Before Income Taxes (GAAP)	121,481	110,376	104,404	78,249

Taxes	38,874	34,766	32,457	10,951

Net Income	$82,607	$75,610	$71,947	$67,298

MEMO: Effective Tax Rate	32.00%	31.50%	31.09%	14.00%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	December 31	December 31
	2012	2011	December 31	December 31	December 31
	Q-T-D Average	Q-T-D Average	2012	2011	2010

Cash & Cash Equivalents	$423,373	$669,533	$432,077	$636,003	$461,389

Securities Available for Sale	626,516	692,540	625,625	696,518	653,276
Securities Held to Maturity	50,311	60,415	43,467	59,289	67,036
Other Investment Securities	61,436	69,096	60,310	68,412	74,403

Total Securities	738,263	822,051	729,402	824,219	794,715

Total Cash and Securities	1,161,636	1,491,584	1,161,479	1,460,222	1,256,104

Loans Held for Sale	11,160	5,582	17,762	3,902	6,869

Commercial Loans	4,665,208	4,377,276	4,726,292	4,378,345	3,533,559
Mortgage Loans	1,499,636	1,565,638	1,490,306	1,556,905	1,459,286
Consumer Loans	299,598	315,022	301,182	299,030	270,506

Gross Loans	6,464,442	6,257,936	6,517,780	6,234,280	5,263,351

Unearned Income	(6,011)	(5,263)	(6,364)	(3,503)	(3,025)

Loans, Net of Unearned Income	6,458,431	6,252,673	6,511,416	6,230,777	5,260,326

Allowance for Loan Losses	(73,727)	(73,562)	(73,901)	(73,874)	(73,033)

Goodwill	375,583	372,902	375,583	375,626	311,765
Other Intangibles	10,521	11,641	10,107	12,950	2,940

Total Intangibles	386,104	384,543	385,690	388,576	314,705

Real Estate Owned	47,870	51,729	49,484	51,760	44,770
Other Assets	368,097	399,503	368,083	390,107	345,978

Total Assets	$8,359,571	$8,512,052	$8,420,013	$8,451,470	$7,155,719

MEMO: Earning Assets	$7,408,771	$7,551,646	$7,459,217	$7,492,400	$6,334,914

Interest-bearing Deposits	$4,936,757	$5,227,649	$4,928,575	$5,199,848	$4,510,279
Noninterest-bearing Deposits	1,795,810	1,614,185	1,824,411	1,619,162	1,203,255

Total Deposits	6,732,567	6,841,834	6,752,986	6,819,010	5,713,534

Short-term Borrowings	293,034	285,747	314,962	254,766	193,214
Long-term Borrowings	284,954	353,220	284,926	345,366	386,458

Total Borrowings	577,988	638,967	599,888	600,132	579,672

Other Liabilities	48,568	47,436	74,888	63,484	69,501

Total Liabilities	7,359,123	7,528,237	7,427,762	7,482,626	6,362,707

Preferred Equity	—	—	—	—	—
Common Equity	1,000,448	983,815	992,251	968,844	793,012

Total Shareholders’ Equity	1,000,448	983,815	992,251	968,844	793,012

Total Liabilities & Equity	$8,359,571	$8,512,052	$8,420,013	$8,451,470	$7,155,719

MEMO: Interest-bearing Liabilities	$5,514,745	$5,866,616	$5,528,463	$5,799,980	$5,089,951

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2012	December 2011	September 2012	June 2012	March 2012
Quarterly Share Data:

Earnings Per Share:
Basic	$0.42	$0.40	$0.38	$0.42	$0.42
Diluted	$0.42	$0.40	$0.38	$0.42	$0.42

Common Dividend Declared Per Share	$0.31	$0.31	$0.31	$0.31	$0.31

High Common Stock Price	$25.80	$29.29	$26.40	$29.45	$30.91
Low Common Stock Price	$23.02	$19.06	$22.54	$23.87	$27.36

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,276,137	50,207,410	50,276,074	50,274,665	50,235,374
Diluted	50,294,593	50,235,812	50,295,162	50,308,228	50,300,538

Memorandum Items:

Tax Applicable to Security Sales/Calls	$92	$(18)	$23	$70	$(29)

Common Dividends	$15,587	$15,571	$15,589	$15,605	$15,570

Dividend Payout Ratio	73.48%	76.87%	80.63%	74.14%	74.11%

		Year Ended
		December 2012	December 2011	December 2010	December 2009
YTD Share Data:

Earnings Per Share:
Basic		$1.64	$1.62	$1.65	$1.55
Diluted		$1.64	$1.61	$1.65	$1.55

Common Dividend Declared Per Share		$1.24	$1.21	$1.20	$1.17

Average Shares Outstanding (Net of Treasury Stock):
Basic		50,265,620	46,803,432	43,547,965	43,410,431
Diluted		50,298,019	46,837,363	43,625,183	43,456,889

Memorandum Items:

Tax Applicable to Security Sales/Calls		$156	$552	$702	$110

Common Dividends		$62,351	$56,827	$52,300	$50,837

Dividend Payout Ratio		75.48%	75.16%	72.69%	75.54%

EOP Employees (full-time equivalent)		1,529	1,619	1,451	1,477

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended
	December 2012	December 2011	September 2012	June 2012	March 2012
EOP Share Data:

Book Value Per Share	$19.74	$19.29	$19.66	$19.52	$19.42
Tangible Book Value Per Share (1)	$12.06	$11.56	$11.98	$11.82	$11.71

52-week High Common Stock Price	$30.91	$30.84	$30.91	$30.91	$30.91
Date	03/19/12	01/19/11	03/19/12	03/19/12	03/19/12
52-week Low Common Stock Price	$22.54	$18.78	$19.06	$18.78	$18.78
Date	08/02/12	09/22/11	10/04/11	09/22/11	09/22/11

EOP Shares Outstanding (Net of Treasury Stock):	50,276,573	50,212,948	50,275,998	50,275,869	50,274,104

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$992,251	$968,844	$988,429	$981,181	$976,303
Less: Total Intangibles	(385,690)	(388,576)	(386,359)	(387,056)	(387,766)

Tangible Equity (non-GAAP)	$606,561	$580,268	$602,070	$594,125	$588,537
÷ EOP Shares Outstanding (Net of Treasury Stock)	50,276,573	50,212,948	50,275,998	50,275,869	50,274,104
Tangible Book Value Per Share (non-GAAP)	$12.06	$11.56	$11.98	$11.82	$11.71

	Three Months Ended
	December 2012	December 2011	September 2012	June 2012	March 2012
Selected Yields and Net Interest Margin:

Net Loans	4.74%	5.18%	4.85%	5.01%	5.02%
Investment Securities	2.65%	3.08%	3.28%	2.91%	3.08%
Money Market Investments/FFS	0.39%	0.23%	0.18%	0.27%	0.26%
Average Earning Assets Yield	4.37%	4.59%	4.48%	4.41%	4.47%
Interest-bearing Deposits	0.60%	0.69%	0.63%	0.65%	0.67%
Short-term Borrowings	0.16%	0.08%	0.08%	0.10%	0.09%
Long-term Borrowings	3.36%	4.85%	4.73%	4.78%	4.83%
Average Liability Costs	0.72%	0.92%	0.81%	0.84%	0.89%
Net Interest Spread	3.65%	3.67%	3.67%	3.57%	3.58%
Net Interest Margin	3.83%	3.88%	3.87%	3.76%	3.78%

Selected Financial Ratios:

Return on Average Common Equity	8.44%	8.17%	7.76%	8.58%	8.63%
Return on Average Assets	1.01%	0.94%	0.92%	1.00%	1.00%
Efficiency Ratio	52.01%	51.47%	56.44%	54.50%	53.35%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Year Ended
	December 2012	December 2011	December 2010	December 2009
Selected Yields and Net Interest Margin:
Net Loans	4.90%	5.18%	5.30%	5.46%
Investment Securities	2.98%	3.61%	4.65%	5.08%
Money Market Investments/FFS	0.27%	0.28%	0.31%	0.18%
Average Earning Assets Yield	4.43%	4.68%	4.91%	5.27%
Interest-bearing Deposits	0.64%	0.82%	1.21%	1.75%
Short-term Borrowings	0.11%	0.06%	0.06%	0.14%
Long-term Borrowings	4.45%	4.79%	4.30%	4.24%
Average Liability Costs	0.82%	1.04%	1.53%	1.98%
Net Interest Spread	3.61%	3.64%	3.38%	3.29%
Net Interest Margin	3.81%	3.87%	3.64%	3.59%

Selected Financial Ratios:
Return on Average Common Equity	8.35%	8.50%	9.19%	8.81%
Return on Average Assets	0.98%	0.97%	0.95%	0.85%
Loan / Deposit Ratio	96.42%	91.37%	92.07%	96.08%
Allowance for Loan Losses/ Loans, Net of Unearned Income	1.13%	1.19%	1.39%	1.18%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	1.16%	1.22%	1.43%	1.22%
Nonaccrual Loans / Loans, Net of Unearned Income	1.10%	0.96%	1.14%	0.89%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.28%	0.26%	0.13%	0.35%
Non-performing Loans/ Loans, Net of Unearned Income	1.43%	1.28%	1.28%	1.26%
Non-performing Assets/ Total Assets	1.69%	1.56%	1.57%	1.44%
Primary Capital Ratio	12.57%	12.25%	12.00%	10.56%
Shareholders’ Equity Ratio	11.78%	11.46%	11.08%	9.76%
Price / Book Ratio	1.23x	1.47x	1.61x	1.14x
Price / Earnings Ratio	14.82x	17.51x	17.71x	12.90x
Efficiency Ratio	54.08%	51.81%	53.87%	51.35%

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	December 2012	December 2011	September 2012	June 2012	March 2012
Asset Quality Data:

EOP Non-Accrual Loans	$71,559	$59,892	$81,861	$63,279	$62,037
EOP 90-Day Past Due Loans	18,068	16,179	12,475	10,029	9,816
EOP Restructured Loans (2)	3,175	3,592	4,091	4,255	4,335

Total EOP Non-performing Loans	$92,802	$79,663	$98,427	$77,563	$76,188

EOP Other Real Estate & Assets Owned	49,484	51,760	50,040	48,608	49,864

Total EOP Non-performing Assets	$142,286	$131,423	$148,467	$126,171	$126,052

	Three Months Ended		Year Ended
	December 2012	December 2011	December 2012	December 2011	December 2010
Allowance for Credit Losses: (1)
Beginning Balance	$75,536	$75,494	$75,727	$75,039	$70,010
Provision for Credit Losses (3)	5,815	4,136	17,665	16,988	13,773

	81,351	79,630	93,392	92,027	83,783
Gross Charge-offs	(6,180)	(4,398)	(20,555)	(19,605)	(25,762)
Recoveries	386	495	2,720	3,305	17,018

Net Charge-offs	(5,794)	(3,903)	(17,835)	(16,300)	(8,744)

Ending Balance	$75,557	$75,727	$75,557	$75,727	$75,039

Notes:

(1)	Includes allowances for loan losses and lending-related commitments.
(2)	Restructured loans with an aggregate balance of $375, $1,277, $1,427 and $2,283 at December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively, were on nonaccrual status, but are not included in the “EOP Non-Accrual Loans.”
(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.